As Filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 333-76105

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	74-1787539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
CCCI CAPITAL TRUST I
CCCI CAPITAL TRUST II
CCCI CAPITAL TRUST III
(Exact name of registrant as specified in its charter)

74-6456072 74-6456074
DELAWARE	74-6456077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mark P. Mays
Clear Channel Communications, Inc.
200 East Basse Road	200 East Basse Road
San Antonio, Texas 78209	San Antonio, Texas 78209
(210) 822-2828	(210) 822-2828
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)
Copy to:
C.N. Franklin Reddick III, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 728-3204
(310) 229-1001 (fax)

     Approximate Date of Commencement of Proposed Sale to the Public: Not Applicable
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
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     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
          This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-76105) (the “Registration Statement”) of Clear Channel Communications, Inc. (“Clear Channel”), CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III.
          On July 30, 2008, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2006, by and among Clear Channel, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, by and among Clear Channel, Merger Sub and the Fincos, as further amended by Amendment No. 2 thereto, dated May 17, 2007, by and among Clear Channel, Merger Sub, the Fincos and CC Media Holdings, Inc. (“Holdings”), and as further amended by Amendment No. 3 thereto, dated May 13, 2008, by and among Clear Channel, Merger Sub, Holdings and the Fincos, Merger Sub merged with and into Clear Channel, with Clear Channel as the surviving entity (the “Merger”).
          In connection with the Merger, the effectiveness of the Registration Statement is hereby terminated and all of the securities registered pursuant to the Registration Statement that remain unissued are hereby removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 30th day of July, 2008.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Mark P. Mays Mark P. Mays	Chief Executive Officer and Director	July 30, 2008

/s/ Randall T. Mays* Randall T. Mays	President and Chief Financial Officer (Principal Financial Officer) and Director	July 30, 2008

/s/ Herbert W. Hill, Jr. Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	July 30, 2008

/s/ L. Lowry Mays* L. Lowry Mays	Chairman	July 30, 2008

/s/ Alan D. Feld* Alan D. Feld	Director	July 30, 2008

/s/ Perry J. Lewis* Perry J. Lewis	Director	July 30, 2008

/s/ B. J. McCombs* B. J. McCombs	Director	July 30, 2008

Signature	Title	Date

/s/ Phyllis B. Riggins* Phyllis B. Riggins	Director	July 30, 2008

/s/ Theodore H. Strauss* Theodore H. Strauss	Director	July 30, 2008

/s/ J. C. Watts* J. C. Watts	Director	July 30, 2008

/s/ John H. Williams* John H. Williams	Director	July 30, 2008

/s/ John B. Zachry* John B. Zachry	Director	July 30, 2008

*	By Mark P. Mays pursuant to Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, each of CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 30th day of July, 2008.

CCCI CAPITAL TRUST I, a Delaware business trust
By:	CLEAR CHANNEL COMMUNICATIONS, INC., as Depositor
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

CCCI CAPITAL TRUST II, a Delaware business trust
By:	CLEAR CHANNEL COMMUNICATIONS, INC., as Depositor
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer

CCCI CAPITAL TRUST III, a Delaware business trust
By:	CLEAR CHANNEL COMMUNICATIONS, INC., as Depositor
By:	/s/ Mark P. Mays
Mark P. Mays
Chief Executive Officer